LICENSE AND SUPPLY AGREEMENT




                                     between

                          Lifestream Technologies, Inc.
                             (a Nevada corporation)
                               510 Clearwater Loop
                                    Suite 101
                                   Post Falls
                                   Idaho 83854
                            United States of America

                    (hereinafter referred to as "Lifestream")




                                       and




                             Roche Diagnostics GmbH
                              Sandhofer Strasse 116
                                 68305 Mannheim
                           Federal Republic of Germany

                       (hereinafter referred to as "RDG ")


*CONFIDENTIAL TREATMENT REQUESTED                    1

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WHEREAS RDG has developed, has exclusive rights to and currently markets
"Cholesterol Test Strips" (as defined below) for its ***** system, which is a device for the measurement of blood cholesterol levels and which has been approved by the United States Food and Drug Administration for sale and use in the "Professional Market" and the "OTC Market" (as defined below); and

WHEREAS RDG has adapted its ***** technology to produce a "Test Instrument Module" (as defined below) which accepts Cholesterol Test Strips for the analysis of cholesterol in blood;

WHEREAS Lifestream has developed a hand-held Lifestream Product as hereinafter defined, originally named, the "Cholestron" and currently sold as "Lifestream Cholesterol Monitor" which measures blood lipid levels and utilizes a proprietary "Smart Card/lInternet" up-link technology; and

WHEREAS Lifestream wishes to have RDG make and supply Cholesterol Test Strips to be used in the Lifestream Product device; and

WHEREAS RDG desires to supply Cholesterol Test Strips to Lifestream during the further development and commercialization of the Lifestream Product device in the Professional Market and the OTC Market;

NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                 DEFINITIONS

As used herein, the following terms shall have the following meanings:

1.1       "Affiliate" shall mean:

(i) an organization of which fifty per cent (50%) or more of the voting equity interests are controlled or owned, directly or indirectly, by either party to this Agreement;

(ii) an organization which directly or indirectly owns or controls fifty per cent (50%) or more of the voting equity interests of either party, except if one of the parties is publicly traded, in which case direct or indirect ownership or control of thirty per cent (30%) or more of the voting securities of such publicly traded party;

(iii) an organization, the majority ownership of which is directly or indirectly common to the majority ownership of either party; or

(iv)     a joint venture of either party.

(v) on RDG's side, this shall include F. Hoffmann La-Roche Ltd. and its Affiliates with the exception of Genentech Inc., 1 DNA Way, South San Francisco, California 94080-4990, unless RDG explicitly opts for such inclusion by giving written notice.

*CONFIDENTIAL TREATMENT REQUESTED                    2
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1.2      "RDG Technology" shall mean the patents owned by or licensed to RDG, including all patent applications, divisions, continuations, continuations-in-part or reissues thereof, and all know-how, technology, trade secrets, processes, data, methods and any physical, electronic, chemical or biological material or other information which RDG owns, controls or has a license to (with a right to sub-license) relating to the development and manufacture of the Cholesterol Test Strips and or the ROM-Key including software, the Test Instrument Module, *****-devices and lancets for *****.

1.3 "Calibration Code" shall mean an electronic file with ***** which enables LRE to code a ROM key for Lifestream with calibration data for Cholesterol Test Strips as originally delivered in vials by RDG.

1.4 "Cholesterol Test Strip" shall mean an integrated unit containing whole blood total cholesterol testing chemistry for analysis of cholesterol levels in human capillary blood based on the technology and quality used in connection with RDG's ***** system, which shall be packaged in vials of 25 test strips each.

1.5 "Contract Product Specifications" shall mean the specifications to integrate the Lifestream Product, the Test Instrument Module and the Cholesterol Test Strips in order to develop and supply the Contract Product.

1.6 "Effective Date" shall mean the date of signature of this Agreement by both parties.

1.7      "FDA" shall mean the U.S. Food and Drug Administration.

1.8 "Government Approval" shall mean any approvals, licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other government entity, necessary for the use, marketing, sale or distribution in the United States of America of the Contract Product including, for the avoidance of doubt, the integration of the Cholesterol Test Strips and the Test Instrument Module within the Contract Product.

1.9 "Lifestream Marks" shall mean all trade names, trademarks, service names, service marks, logos and graphic designs (whether copyrighted or not) owned by Lifestream from time to time.

1.10 "Lifestream Product" shall mean Lifestream's hand-held device which measures blood lipid levels and utilizes a proprietary "Smart Card Intemet" uplink technology and which has originally been named the "Cholestron" and is currently sold as Lifestream Cholesterol Monitor", which device is used for measurement of rapid whole blood total Cholesterol Test Strips for analysis of cholesterol levels in human capillary blood and is continuously improved by Lifestream and/or its partners or suppliers.

1.11 "Lifestream Technology" shall mean the patents owned by Lifestream, including all patent applications, divisions, continuations, continuations in part or reissues thereof, and all know-how, technology, trade secrets, processes, data, methods and any physical, electronic, chemical or biological material or other information which Lifestream owns, controls or has a license to use (with a right to sublicense) relating to the development and manufacture of the Lifestream Product.

*CONFIDENTIAL TREATMENT REQUESTED                    3
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1.12     "LRE" means LRE Technology Partner GmbH, having its registered office and domicile (Hauptsitz) in Frankfurter Ring 15, 80807 Munich, Federal Republic of Germany and having production facilities at Hofer Str. 5, 86720 Nordlingen, Federal Republic of Germany.

1.13 "OTC Market" shall mean the sale or distribution of products directly to consumers or other members of the general public who will use the Lifestream Product for screening or monitoring, or to trade customers for resale to consumers, for use or consumption without a prescription, through any retail outlet, including without limitation drug stores, pharmacies, general merchandise stores, food stores, catalogue sales, mail order sales, Internet or other "on-line" service sales, direct marketing, or other business or marketing methods aimed at consumers or other members of the general public and any customers who conduct testing directly relating to promotions to enhance the market share of the Lifestream Product for any of the aforementioned areas.

1.14 "Professional Market" shall mean licensed medical professionals and institutions such as physician's offices, commercial health clinics, hospitals, nursing homes and stand-alone surgical centres, provided that for purposes of this Agreement the term "Professional Market" shall not include anything identified within the definition of the term "OTC Market".

1.15 "Purchase Order" shall mean each of the firm, binding purchase orders provided by Lifestream specifying the quantity of Cholesterol Test Strips or ***** devices and lancets for ***** that Lifestream wishes to purchase and the respective shipping dates in accordance with Articles 4 and 5 hereunder.

1.16 "Rolling Forecast" shall mean the non-binding twelve (12)-month forecast of Lifestream's anticipated purchase requirements for Cholesterol Test Strips.

1.17 "ROM-Key" shall mean a plastic housing containing an integrated EPROM bearing the lot-specific calibration data regarding Cholesterol Test Strips, to be plugged into the Test Instrument Module for the calibration of Lifestream Product.

1.18 "Test Instrument Module" shall mean the module of an integrated system that accepts Cholesterol Test Strips for the analysis of cholesterol, which shall include the application specific integrated circuit (ASIC chip), a microcontroller (masked version, provided that RDG can determine, until an acceptable masked version is available to RDG, this shall mean the one time programmable microcontroller version) with software, and optro-electronic components which are used in RDG's ***** technology at the Effective Date, and which shall be configured to the Test Instrument Module Specifications stipulated in Schedule 2.

*CONFIDENTIAL TREATMENT REQUESTED                    4
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1.19     "Territory" shall mean the United States of America and such other countries as may be agreed in writing by the parties from time to time.

1.20     "UMM" shall mean          UMM (United Medical Manufacturing Company)
                                   6911 Hillsdale Court
                                   Indianapolis
                                   Indiana, 46250
                                   USA.

 2       LICENSE

2.1 Subject to the terms and conditions of this Agreement, RDG hereby grants to Lifestream a license under the RDG Technology in the Temtory:

         (a) to let the Test Instrument Module and ROM-Key produce at LRE, UMM or at such other manufacturer as agreed upon by RDG in writing for measurement of RDG's Cholesterol Test Strips, and

         (b) to integrate the Test Instrument Module, ROM-Keys and the Cholesterol Test Strips with the Lifestream Product, and

         (c) to sell, offer for sale, market and distribute Cholesterol Test Strips (including ROM-Keys) in connection with the Lifestream Product (including Test Instrument Modules), and

         (d) to use Cholesterol Test Strips, ROM-Keys and Test Instrument Modules in connection with the Lifestream Product,

         provided that:


2.1.1 The license granted hereunder does not include the right to otherwise use RDG Technology, without prior written consent of RDG, except to further or newly develop any variances of the Test Instrument Module;

2.1.2    Subject to Sections 2.1.3, 2.1.4 and 2.1.5, the license under Section
         2.1 shall be granted as follows:

         (a) The license to let the Test Instrument Module and ROM-Key produce at LRE, UMM or such other manufacturer as agreed upon by RDG in writing for measurement of RDG's Cholesterol Test Strips shall be non-exclusive.

         (b) the license to integrate the Test Instrument Module, ROM-Keys and Cholesterol Test Strips with the Lifestream Product,

*CONFIDENTIAL TREATMENT REQUESTED                    5

         (c) the license to sell, offer for sale, market and distribute Cholesterol Test Strips (including ROM-Keys) and Test Instrument Modules in connection with the Lifestream Product, and

         (d) the license to use Cholesterol Test Strips, ROM-Keys and Test Instrument Modules in connection with the Lifestream Product shall be exclusive in the OTC Market ("sole license") and non-exclusive in the Professional Market.

2.1.3 Exclusivity shall automatically cease with immediate effect if Lifestream fails to order minimum quantities pursuant to Section 4.5.

2.1.4 RDG and its Affiliates shall retain the unrestricted right to produce, market, distribute, sell, use and otherwise dispose of the Cholesterol Test Strips and the Test Instrument Module in all markets (including, but not limited to, the Professional Market and the OTC Market in the Territory). In the United States of America, RDG will not, however, in any way actively solicit, support or condone any distribution, sales and marketing efforts of RDG's cholesterol testing products inside the OTC Market to any third party, which party is marketing products performing functions similar to the Lifestream Product and, which party is seeking to market its products to different customer segments as Lifestream does; and

2.1.5 Lifestream shall not be entitled to sub-license this license to any party, whatsoever.

2.1.6 In accordance to 35 U.S.P. Section 287 (a), Lifestream commits to mark the use of US patents 5,053,199 and 5,366,609 owned by Roche Diagnostics Corporation, Indianapolis, on the Lifestream Product.

2.2 In consideration of the license to let the Test Instrument Modules and ROM-Keys produce at LRE, UMM or such other manufacturer as agreed upon by RDG in writing for measurement of RDG's Cholesterol Test Strips, as granted in Section 2.1 (a) herein, Lifestream agrees to pay to RDG a license fee of USD *** (*** United States Dollars) for each Test Instrument Module received by Lifestream during the term of this Agreement. The license regarding production of the ROM-Keys shall be granted to Lifestream at no additional costs.

2.2.1 License fees payable hereunder shall be made without any deductions whatsoever.

2.2.2 Throughout the term of this Agreement, Lifestream shall provide RDG at the end of each twelve (l 2)-month period with a written account of the number of Test Instrument Modules actually received and of the license fee due to this Section 2.2, and shall transfer such license fee payment due to RDG within ninety (90) days of the end of each twelve
         (12)-month period, in which such license fees accrued.


*CONFIDENTIAL TREATMENT REQUESTED                    6

2.2.3 Lifestream shall keep or procure to be kept complete and accurate records of the numbers of Test Instrument Modules actually received. Such records shall be accessible not more than once a year at any reasonable time during business hours until the expiry of five (5) years from the end of the respective period to which such records relate, to a certified public accountant selected by RDG for the purpose of verifying the number of received Test Instrument Modules and any license fee due. Such accountant shall disclose only information relating to the accuracy of the records and payments made. The cost of such inspection shall be borne solely by Lifestream if such inspection discloses that the license fee paid by Lifestream hereunder was less than the amount actually due by 5% or more.

3        DEVELOPMENT OF CONTRACT PRODUCT

3.1 Lifestream shall integrate the Test Instrument Module, the ROM-Keys and the Cholesterol Test Strips into the Lifestream Product and RDG shall supply Lifestream with the Cholesterol Test Strips for such purposes.

3.2 RDG and Lifestream may, from time to time, suggest modifications to the specifications for the Cholesterol Test Strips, provided that the parties shall negotiate in good faith as to the terms and conditions of effecting any such suggested modifications.


4        SUPPLY OF CHOLESTEROL TEST STRIPS

4.1 RDG shall sell to Lifestream such quantities of Cholesterol Test Strips as Lifestream shall order from RDG from time to time in accordance with this Article 4.

4.2 Lifestream will provide RDG with a non-binding twelve (12) months' Rolling Forecast of its anticipated purchase requirements for Cholesterol Test Strips at the beginning of each calendar quarter.

4.3 Lifestream shall provide RDG with firm binding Purchase Orders on the first day of each calendar quarter specifying the number of Cholesterol Test Strips that Lifestream wishes to purchase and a shipment date of not less than one hundred and twenty (120)days and no more than one year from the date of the respective Purchase Order, provided that Lifestream's orders of Cholesterol Test Strips must always provide forthe delivery of at least two hundred and fifty thousand individual Cholesterol Test Strips in respect of each and every shipment date. Orders have to be addressed to Roche Diagnostics GmbH, Sandhofer Strasse 116, 68298 Mannheim, Germany, to the attention of Dpt. GX-VD (Export Order Management, Mr. Maliske). RDG shall deliver the Cholesterol Test Strips to Lifestream in accordance with each Purchase Order, provided that the quantity of Cholesterol Test Strips specified in the respective Purchase Order is consistent with the quantity specified in the respective Rolling Forecast and provided that the quantity of Cholesterol Test Strips ordered amounts to at least two hundred and f~fty thousand in respect of each and every shipment date

*CONFIDENTIAL TREATMENT REQUESTED                    7
         and provided that Lifestream complies with all other requirements of this clause 4. However, RDG remains free to supply lesser quantities as may be caused by RDG's manufacturing process, in which case a deviation in quantity of not more than 5% shall not affect the calculation of minimum quantities to be purchased by Lifestream according to Section 4.4.

4.4 Provided that the Cholesterol Test Strip may continue to be lawfully sold in the United States of America, Lifestream hereby agrees to purchase the following quantities of Cholesterol Test Strips during the respective twelve (12)-months periods, starting January 1, 2001:


               ------------------------------------------ -----------------------------------------
                                Period                      Minimum Quantity of Cholesterol Test
                                                                           Strips
                                                                  per period of 12 months
               ------------------------------------------ -----------------------------------------
                               Period 1                                     ***
               ------------------------------------------ -----------------------------------------
                               Period 2                                     ***
               ------------------------------------------ -----------------------------------------
                     Perod 3 and following Periods                          ***
               ------------------------------------------ -----------------------------------------


4.5 Lifestream shall purchase the Cholesterol Test Strips supplied hereunder from RDG at the prices stipulated in Schedule 1. After the expiry of two years from the Effective Date, RDG may adjust the prices for Cholesterol Test Strips stipulated in Schedule 1 of this Agreement annually in accordance with any percentage increase in the German consumer price index over the respective preceding twelve months, provided that if RDG can provide evidence that its actual costs incurred in manufacturing and supplying the Cholesterol Test Strips to Lifestream hereunder have increased by more than the respective percentage increase in the German consumer price index over the respective preceding twelve months, RDG shall be entitled to increase the prices stipulated in Schedule l of this Agreement to reflect such actual increased costs. Any price adjustments made by RDG in accordance with this Section 4.5 shall be effective as of sixty (60) days after the respective notification in writing to Lifestream.

4.6 Cholesterol Test Strips shall be supplied as bulkware in unlabelled vials containing 25 Cholesterol Test Strips each (the back-side of Cholesterol Test Strips does not bear black marking) and without any ROM-keys whatsoever. Each 650 vials shall be packaged into boxes. Each box shall be labeled with the product name, the lot number and the expiry date of the Cholesterol Test Strips contained in the vials.

4.7 *** In case of any re-packaging, re-working or re-calibration of Cholesterol Test Strips, Lifestream will comply with all regulatory rules and makes sure that every product sold is in compliance with FDA-rules. Additionally, Lifestream bears the sole responsibility to obtain and uphold FDA-approval for Cholesterol Test Strips distributed by Lifestream. Accordingly, RDG shall not bear any liability whatsoever for Cholesterol Test Strips from vials that have been opened and or re-packaged and or re-worked and or re-calibrated by Lifestream.

*CONFIDENTIAL TREATMENT REQUESTED                    8

5.       SUPPLY OF *****-DEVICES AND LANCETS

5.1 RDG shall sell to Lifestream such quantities of *****-devices and lancets for ***** as Lifestream shall order from RDG from time to time in accordance with this Article 5.

5.2 Lifestream's right to purchase ***** shall be limited to a maximum quantity of the amount of Test Instrument Modules actually supplied by LRE to Lifestream in accordance with the license grant under Article 2 of this Agreement plus an additional margin of 10%. The right of Lifestream to order lancets for ***** shall be limited to a maximum quantity of Cholesterol Test Strips actually delivered by RDG to Lifestream according to Article 4 of this Agreement plus an additional margin of 10%. ***** devices and lancets for ***** shall be delivered in the packaging as described in
         Schedule 2.

5.3 Lifestream shall provide RDG with firm binding Purchase Orders not exceeding the maximum quantity as stipulated under Section 5.2 on the first day of each calendar quarter specifying the number of *****-devices and lancets for ***** that Lifestream wishes to purchase and a shipment date of not less than one hundred and twenty (120) days and no more than one year from the date of the respective Purchase Order, provided that Lifestream's orders for *****-devices must always provide for the delivery of multiples of bulks of five hundred (500) devices and provided that Lifestream's orders for lancets for ***** must always provide for the delivery of multiples of bulks of five thousand (5000) lancets in respect of each and every shipment date. Orders have to be addressed to Roche Diagnostics GmbH, Sandhofer Strasse 116, 68298 Mannheim, Federal Republic of Germany, to the attention of department GX-VD (Export Order Management, *****). RDG shall deliver the *****-devices and lancets for ***** to Lifestream in accordance with each Purchase Order, provided that the maximum quantity according to Section 5.2 is not exceeded and provided that the ordered quantity amounts to multiples of bulk size and provided that Lifestream complies with all other requirements of this Article 5.

5.4 Lifestream shall purchase the *****-devices and lancets for ***** supplied hereunder from RDG at the prices stipulated in schedule 1. After the expiry of two years from the Effective Date, RDG may adjust the prices stipulated in schedule 1 and the license fees stipulated in
         Section 2.2 of this Agreement annually in accordance with any percentage increase in the German Consumer Price Index over the respective preceding twelve (12) months, provided that if RDG can provide evidence that its actual costs incurred in manufacturing and supplying the *****-devices and lancets for ***** to Lifestream hereunder have increased by more than the respective percentage increase in the German Consumer Price Index over the respective preceding twelve (12) months, RDG shall be entitled to increase the prices stipulated in schedule 1 of this Agreement to reflect such actual increased costs. Any price adjustments made by RDG in accordance with this Section 5.4 shall be effective as of sixty (60) days after the respective notification in writing to Lifestream.

*CONFIDENTIAL TREATMENT REQUESTED                    9

6        PAYMENT AND SUPPLY TERMS

6.1 All payments shall be made in United States Dollars. The parties agree that prices as stipulated in this Agreement and in Schedule I thereto are calculated in EURO and that prices need to be adapted according to significant changes (more than 20%) in the conversion rate of EURO against United States Dollars. If, during the term of this Agreement, the monthly average conversion rate of EURO against United States Dollars for a certain calendar month deviates upwards or downwards for more than 20% from the conversion rate of EURO against United States Dollars as fixed on the Effective Date, prices as quoted in this Agreement and the Schedules thereto shall immediately be adapted with half of such increase or decrease of the conversion rate and remain valid until, again, the average conversion rate of EURO against United States Dollars for a certain calendar months deviates upwards or downwards for more than 20% from the conversion rate of EURO against United States Dollars as fixed on the date of the last price adaptation, in which case prices as quoted in this Agreement and the Schedules thereto shall be adapted by mutual consent of the parties in good faith negotiations reflecting the changes in price calculation as caused by such increase or decrease of the conversion rate.

6.2 Lifestream shall ensure that all payments for Cholesterol Test Strips, ***** devices and lancets for ***** shall be transferred to RDG in United States dollars (US $) within forty-five (45) days of the date of the respective invoice provided that the invoice shall be dated to reflect the respective date of shipment.

6.3 RDG shall deliver or have delivered all Cholesterol Test Strips, *****-devices or lancets for ***** ordered by Lifestream in accordance with Article 4 and 5 of this Agreement to arrive at Lifestream on or before the requested delivery date provided that such date is at least one hundred and twenty (120) days following RDG's receipt of the respective Purchase Order. The Cholesterol Test Strips, *****-devices or lancets for ***** supplied by RDG hereunder shall be delivered to Lifestream Technologies, Inc., 510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854, United States of America, FCA, Mannheim, Germany (Incoterms 2000). RDG shall notify Lifestream, via fax transmission, of the actual date of each shipment of Cholesterol Test Strips, *****-devices or lancets for ***** at least five (5) days in advance of the respective shipment.

6.4 Lifestream shall inspect all Cholesterol Test Strips, *****-devices or lancets for ***** shipments promptly upon receipt thereof at the delivery destination specified in Section 6.3 to determine if the shipment meets the product specifications in accordance with the specification inspection protocol agreed by both parties. In the event that Lifestream determines that any shipment of Cholesterol Test Strips, *****-devices or lancets for ***** fails to comply with the agreed specification inspection protocol, Lifestream shall notify RDG within seven (7) days of receipt and within fifteen (15) days of such notification RDG may inspect the shipment at Lifestream's premises, following which Lifestream shall return any individual Cholesterol Test Strips, *****-devices or lancets for ***** which Lifestream alleges are non-compliant to RDG within thirty days.

6.5      In the event that pursuant to any inspection by RDG in accordance with
         Section 6.4 RDG determines that any Cholesterol Test Strips, *****-devices or lancets for ***** fail to comply with the agreed specification inspection protocol pursuant to Section 4. 10.1 for other reasons than gross negligence or intent of RDG, within thirty days thereof, RDG shall; as sole remedy for Lifestream in such case:

*CONFIDENTIAL TREATMENT REQUESTED                    10

         i. repair or replace the non-compliant goods at RDG's expense without undue delay,

                  or

         ii. credit Lifestream for the price Lifestream has paid for the respective non- compliant goods and RDG will bear all transportation charges incurred in returning such goods.

  6.6 If RDG determines that any shipment alleged by Lifestream to be non-compliant in RDG's opinion complies with the specification inspection protocol, both parties will immediately use their best efforts to resolve the issue, and if they are not able to resolve the issue immediately, both parties will immediately select a neutral independent third party to inspect the shipment to determine the validity of the claims.

7        CHANGE OF SUPPLY OF TEST INSTRUMENT MODULES

7.1 From the Effective Date of this Agreement, Lifestream shall order the Test Instrument Modules and ROM-Keys in accordance with and limited to the terms of the license granted under Section 2 of this Agreement directly with LRE or UMM or such other manufacturer as agreed upon by RDG in writing for use in Lifestream's Contract Product.

7.2 Lifestream shall manufacture or let manufacture with LRE, UMM or such other manufacturer as agreed upon by RDG in writing, sufficient number of ROM-keys for storage of the Calibration Code, but limited to quantities as required for the sale of Cholesterol Test Strips supplied by RDG in accordance with the terms of this Agreement.

7.3 Furthermore, Lifestream shall enter into a supply agreement with LRE, UMM or such other manufacturer as agreed upon by RDG in writing for the supply of the Test Instrument Module and the ROM-Keys by LRE, UMM or such other manufacturer as agreed upon by RDG in writing to Lifestream, and RDG shall consent to this Agreement provided that said Supply Agreement shall be dependant on the validity and existence of the license granted under Section 2 of this Agreement and provided that Lifestream must not use Test Instrument Modules or ROM-Keys for other purposes than for integration into the Lifestream Product.

*CONFIDENTIAL TREATMENT REQUESTED                    11

8        EXCLUSIVITY

         Lifestream hereby agrees and warrants that it shall exclusively purchase or otherwise acquire Cholesterol Test Strips from RDG in respect of Lifestream's activities in the Territory, and Lifestream furthermore undertakes not to acquire Cholesterol Test Strips from any third party unless either party terminates this Agreement.

9        TRADEMARKS

         Lifestream hereby warrants and guarantees that it has obtained all requisite approvals from trademark tradename owners to promote, market, distribute and sell the Lifestream Product under a respective trademark tradename

10       LABELLING AND PACKAGING

10.1 RDG shall package the Cholesterol Test Strip in unlabelled vials a 25 test strips in accordance with specifications agreed between Lifestream and RDG in writing. RDG agrees to provide Lifestream with one Calibration Code per lot of Cholesterol Test Strips supplied hereunder and Lifestream shall be responsible for packaging the Cholesterol Test Strips together with the correct, corresponding Calibration Code. RDG will ship the vials in boxes with minimum information as legally required for importation into the USA. The ***** -devices will be shipped in bulk packages (500 units per cardboard box). The lancets for ***** will be packed in polyethylene bags (5000 units per bag). These bags will then be packed in cardboard boxes according to the respective delivery-size.

10.2 If the packaging or labeling that Lifestream requests requires RDG to perform any modifications to RDG's current packaging specifications or packaging or labeling equipment for the Cholesterol Test Strips, then Lifestream will remunerate RDG for any and all extra internal and external costs incurred with RDG in connection with packaging the Cholesterol Test Strips, provided that RDG provides Lifestream with adequate reasonable documentation relating to these costs.

10.3 RDG shall be responsible for providing instructions to Lifestream on the method for, and safety precautions to be exercised in, using Cholesterol Test Strips in accordance with FDA requirements. Any statements, representations or advertisements concerning the Cholesterol Test Strips, including without limitation those made in the labeling for the Lifestream Product or those included with instructions for the Lifestream Product which involve the Cholesterol Test Strips and in each case which are made solely in reliance on or supported by information or data supplied to Lifestream by RDG, shall be the responsibility of RDG, provided that Lifestream has complied with, and has not in any way deviated from, the instructions or other information provided by RDG. Lifestream shall exclusively be responsible for the correctness of the calibration of repackaged and or re-worked Cholesterol Test Strips and for the correctness of the labeling of packages containing Cholesterol Test Strips including, *****-devices and/or lancets for *****, but not limited to FDA requirements and instructions for use.

*CONFIDENTIAL TREATMENT REQUESTED                    12

10.4 Lifestream shall solely bear the full responsibility for all adverse or negative effects occurring from the re-packaging or re-working of the Cholesterol Test Strips.

10.5 Lifestream shall not make any express warranty regarding the Cholesterol Test Strips, *****-devices or lancets for ***** other than those specifically authorized by RDG hereunder.

10.6 All products supplied by RDG (including Cholesterol Test Strips, ***** and Lancets for ***** shall be delivered FCA, Mannheim, Germany (Incoterms 2000).

11       PROMOTIONAL EFFORTS

11.1 Lifestream shall have the sole discretion to develop any and all promotional materials, labels, advertising, marketing materials and or informational inserts for the Lifestream Product (except to the extent that such relate to the Cholesterol Test Strips in which case Section
         10.1 shall apply) including without limitation the graphic elements and designs associated therewith, the name or mark placed thereon and the copy and layout thereof provided that no reference is made to RDG and/or its Affiliates and to their respective trademarks and or RDG Technology. RDG agrees that Lifestream owns all rights, titles and interests in and to any such promotional materials for the Lifestream Product (except to the extent that such relate to the Cholesterol Test Strips, *****-devices and/or lancets for *****, in which case Section
         10.1 shall apply) including but not limited to all copyrights in respect thereof provided that no reference is made to RDG and or its Affiliates and to their respective trademarks and/or RDG Technology.

11.2 Packaging, packaging insert, promotional materials etc. concerning the ***** device and concerning lancets for ***** shall be used and distributed to the market by Lifestream without any changes whatsoever. In case Lifestream sells the Lifestream Product together with a *****-device and or lancets for *****, the parties agree that Lifestream shall remain free during the term of this Agreement to implement or copy without any changes whatsoever text elements, graphs etc. from RDG's packaging insert into Lifestream's User's Manual concerning the Lifestream Product, as long as due reference is made to RDG's trademark ownership.

11.3 RDG shall provide Lifestream with such reasonable assistance as Lifestream may request to effectuate its rights under this Article 11 at Lifestream's expense, and Lifestream shall provide RDG with such reasonable assistance as RDG may request to effectuate its rights under this Article 11 at RDG's expense.

11.4 RDG shall supply Lifestream with copies of all information concerning the quality of the Cholesterol Test Strips which Lifestream reasonably requests from time to time and which RDG considers necessary to support the claims contained in the Lifestream Product inserts and or to support advertising or promotional claims concerning the Cholesterol Test Strips.

*CONFIDENTIAL TREATMENT REQUESTED                    13

12       OPTION GRANT

12.1 Lifestream hereby grants to RDG a first right of refusal for a license to use, have used, to develop or have developed for RDG's and its affiliates' use, to market and have marketed and to distribute and have distributed Lifestream's Smart-Card Reader/Internet Infrastructure in connection with RDG's or RDG's Affiliates' ddiagnostic systems upon such terms as shall be agreed between the parties in good faith.

12.2 RDG hereby grants to Lifestream a non-exclusive option to expand the Territory during the term of this Agreement upon such terms as shall agreed between the parties in good faith.

12.3 In case, RDG exercises its first right of refusal or, Lifestream exercises its option hereunder, the parties agree to use their reasonable endeavors to seek to reach agreement without undue delay, but not later than six months following the execution of RDG's first right of refusal according to Section 12.1 or Lifestream's option according to Section 12.2.

13       GOVERNMENT APPROVAL

         Lifestream shall use its best efforts to prepare and file all filings necessary to maintain Government Approval for the Lifestream Product, including, for the avoidance of doubt, the Cholesterol Test Strips, the ROM-Key and the Test Instrument Modules as integrated therein and as sold and used in connection therewith, to the extent that such Government Approval has not already been obtained. The responsibility for obtaining and maintaining such Government Approval shall remain with Lifestream throughout the term of this Agreement.

14       COMPLIANCE

14.1 In performing their obligations under this Agreement, RDG and Lifestream shall at all times each comply with all applicable regulatory requirements, (including the provision of information by RDG to Lifestream that is necessary for Lifestream to comply with its FDA medical device reporting requirements), all health registration laws, regulations, Government Approvals and orders of any competent government entity in the Territory and with all other applicable governmental requirements relating to the development, manufacture, promotion, marketing and sale of the Lifestream Product, and in connection therewith the Cholesterol Test Strips, *****-devices and lancets for ***** in the Territory.

*CONFIDENTIAL TREATMENT REQUESTED                    14

14.2 Upon reasonable notice during the term of this Agreement, Lifestream and its agents shall have the right to conduct audits of RDG's or its Affiliates' or subcontractors' manufacturing facilities and procedures which relate to the Cholesterol Test Strips to verify RDG's compliance with the quality system regulations, provided however that such audits shall not occur more than once in each twelve (12) month period, and, additionally, in case of special occurrences (including but not limited to product liability-actions by third parties, restricting orders by relevant authorities, etc.).

14.3 Lifestream understands and recognizes that the Test Instrument Modules and Cholesterol Test Strips and other materials made available to it hereunder may be subject to the import/export administration regulations of the United States Department of Commerce and to other government regulations as may be required within the Territory related to the export of medical devices. Lifestream represents that it is familiar with and agrees to comply with all such regulations, including any future modifications thereof, in connection with the distribution of the Test Instrument Modules, ROM-Keys, Cholesterol Test Strips, *****-device and/or lancets for *****. To the extent legally applicable, Lifestream agrees that it will not export or re-export outside the Territory, directly or indirectly, any Test Instrument Modules, ROM-Keys, Cholesterol Test Strips, *****-device and or lancets for ***** or clinical data relating to the Test Instrument Modules, ROM-Keys, Cholesterol Test Strips, *****-device and or lancets for *****. Lifestream agrees to take all reasonable and legally permitted steps to avoid that its customers do so. Lifestream hereby agrees to indemnify and hold RDG harmless from any breach of this clause.

15       PAYMENTS

15.1 All payments payable hereunder shall be made in US Dollars on the following account of RDG:

         *****


15.2 Any withholding tax (if any) levied by US federal, state or local authorities on payments made by Lifestream to RDG hereunder, shall be exclusively borne by Lifestream.

16       COMPLAINTS

16.1 Lifestream shall advise RDG (Attn. Product Quality Management, Department DQ-P, Fax: *****) by facsimile within forty-eight (48) hours of it becoming aware of any injury which arises from, or other adverse serious event relating to, the use or any malfunction of the Lifestream Product with regard to the Test Instrument Module or the Cholesterol Test Strips or *****-device or lancets for ***** and shall provide RDG with a written report detailing the material facts known to Lifestream, including but not limited to, customer name, address, telephone number, instrument and lot or serial number, as appropriate, within ten (10) business days thereof.


*CONFIDENTIAL TREATMENT REQUESTED                    15

16.2 Lifestream shall regularly notify RDG in writing of quality complaints it receives from customers using Cholesterol Test Strips or which appear to result *****-device and/or lancets for *****

16.3 RDG shall advise Lifestream by telephone or facsimile within forty-eight (48) hours of it becoming aware of any serious injury which arises from, or other adverse serious event relating to, the use or any malfunction of the Cholesterol Test Strips or the *****-device and or lancets for ***** and to the extent practicable shall provide Lifestream with a written report detailing the material facts known to RDG, including but not limited to customer name, address, telephone number, instrument and lot or serial number, as appropriate, within ten
         (10) business days thereof

16.4 RDG and Lifestream shall maintain, and shall each require its respective manufacturers and suppliers of products relating to this Agreement to maintain, complete and accurate complaint files in accordance with 21 United States Code of Federal Regulations 820.198 and with all other laws and regulations as applicable in countries of the Territory. RDG shall investigate each complaint of a failure of the Cholesterol Test Strips or the *****-devices and lancets for *****-device and or lancets for ***** that relates to safety, performance or efficacy and shall maintain a written record thereof Lifestream shall investigate each complaint of a failure of the Lifestream Product including ROM-Key and Test Instrument Module that relates to safety, performance or efficacy and shall maintain a written record thereof RDG and Lifestream each agrees to send the other party copies of each such complaint and a full report on each such investigation promptly after receiving such complaint or completing such investigation, as the case may be, but in no event more than ten
         (10) business days after the applicable event. Each party shall have the right to send its representatives to review the other party's related files upon five (5) days written notice. The parties agree to cooperate fully with such reviews, and to provide the other with all documents requested by the other during such reviews.

16.5 If either party believes that a recall of any Cholesterol Test Strips integrated within a Lifestream Product, or a Lifestream Product, is desirable or required by law, it will promptly notify the other party. The parties will discuss reasonably and in good faith whether such recall is appropriate or required and the manner in which any mutually agreed recall shall be conducted. If possible, voluntary recalls and recalls required by law shall be conducted by mutual agreement (not to be unreasonably withheld). In the event that such recall is required because of the Cholesterol Test Strips themselves and not their integration in the Lifestream Product, RDG shall bear all costs related to the recall. In the event that any recall results from the integration of either the Cholesterol Test Strips or the Test Instrument Module into the Lifestream Product, or from any repackaging, reworking or re-calibration of the Cholesterol Test Strips, or is due to the Lifestream Product or the Contract Product itself, Lifestream shall bear the costs related to the recall. If the parties cannot agree upon a recall, either party may conduct the recall and an arbitrator acceptable to both parties shall determine which party will bear the cost. This clause shall not limit the obligations of either party under law with respect to the recall of Cholesterol Test Strips, Test Instrument Modules, ROM-Keys, *****-devices or lancets for ***** or Lifestream Products required by law or properly mandated by

*CONFIDENTIAL TREATMENT REQUESTED                    16
         governmental authority. If a recall is required by law or desired either by RDG or Lifestream, Lifestream shall immediately stop its sales of the corresponding component. The parties will cooperate reasonably with each other in effecting any recall of the Cholesterol Test Strips, Test Instrument Modules, ROMKeys, *****-devices, lancets for ***** and or Lifestream Products pursuant to this clause and will communicate with their respective purchasers or users as necessary.

16.6 Lifestream shall maintain complete and accurate records of all Lifestream Products it sells for such periods as may be required by applicable law.



17       INTELLECTUALPROPERTY

17.1 RDG shall retain all of its rights, title and interest in and to, and ownership of all RDG Technology, copyrights, trademarks, trade names, and all other industrial and intellectual property rights covering or embodied in the Cholesterol Test Strips, *****-devices, lancets for ***** and (to the extent applicable) ROM-Keys and Test Instrument Modules. Except as otherwise expressly provided in this Agreement, Lifestream has no right, title or interest in any industrial or intellectual property relating to the Cholesterol Test Strips, *****-devices, lancets for ***** and (to the extent applicable) ROM-Keys and Test Instrument Modules. The parties shall each execute such documents as the other reasonably requests in order to effectuate the terms of this clause within five (5) days of a demand for such execution by the other.

17.2 Lifestream shall retain all of its rights, title, and interest in and to, and ownership of, all Lifestream Marks, Lifestream Products and Lifestream Technology. RDG has no right, title or interest in any industrial or intellectual property relating to the Lifestream Marks, Lifestream Products or Lifestream Technology, beyond such right, title or interest in any industrial or intellectual property regarding the ROM-Key and or the Test Instrument Module that may be owned by RDG. The parties shall each execute such documents as the other reasonably requests in order to effectuate the terms of this clause within five
         (5) days of a demand for such execution by the other.

17.3 The parties agree that any new industrial or intellectual property rights arising pursuant to this Agreement (other than those relating to the Cholesterol Test Strips, the Test Instrument Module or the Lifestream Product, including any improvements thereof shall be owned by the developing party.

17.4 In the event either RDG or Lifestream learns of any third party patents which may cover the manufacture or use or sale of the Cholesterol Test Strips, *****-device, lancets for *****, the ROM-Key or the Test Instrument Modules, such party will promptly notify the other. The parties agree to confer in good faith regarding such potential infringement risk and to explore reasonable alternatives for avoiding such risk.

*CONFIDENTIAL TREATMENT REQUESTED                    17

17.5 In the event Lifestream or RDG becomes aware of any actual or threatened infringement of any RDG Technology, that party shall promptly notify the other. RDG shall within its discretion prosecute any infringement action against any person or entity infringing the RDG Technology at its own expense. Lifestream shall cooperate with RDG as reasonably requested. Any and all amounts recovered with respect to such an infringement action shall be retained by RDG. If RDG fails to bring or prosecute any such action, and such failure continues for forty-five (45) days after written notice from Lifestream, then Lifestream may take over such action and shall retain all amounts recovered, and RDG shall cooperate fully with Lifestream in such suit at Lifestream's expense.



18       WARRANTIES

18.1     RDG represents and warrants that:

       (i) the Cholesterol Test Strips shall be based on the technology and quality of RDG's ***** cholesterol test strips which have received FDA approval for use in connection with RDG's ***** system;
       (ii) the Cholesterol Test Strips supplied in vials by RDG under this Agreement will be of merchantable quality and will conform to the specifications stipulated for the Cholesterol Test Strips in clause 1.3 at the time of delivery;
       (iii) the Cholesterol Test Strips shall be manufactured in accordance with applicable current standards promulgated by the FDA and shall be manufactured in a facility registered with and approved for such purpose by the FDA;
       (iv) the RDG Technology covering the Cholesterol Test Strips includes all rights to make, use or sell the Cholesterol Test Strips within the scope of this Agreement;
       (v) the RDG Technology does not infringe any third party rights and RDG has no knowledge of any information which could render any claims of the patents within the RDG Technology invalid and or unenforceable;
       (vi) there are no inventions used in the manufacture of or otherwise incorporated in the Cholesterol Test Strips other than those covered by the RDG Technology; and
       (vii) as of the Effective Date RDG and or its suppliers (if any) of Cholesterol Test Strips have not received any significant complaints relating to the Cholesterol Test Strips based on either the number or severity of complaints received so that a reasonable person may question the safety, efficacy, accuracy or reliability of the Cholesterol Test Strips or the method for manufacturing or testing them.

18.2 Lifestream hereby acknowledges and agrees that RDG in no way whatsoever guarantees or warrants that the Cholesterol Test Strips shall be fit for use within the Lifestream Product, and moreover Lifestream agrees that Lifestream is solely responsible and liable for their integration within the Lifestream Product.

*CONFIDENTIAL TREATMENT REQUESTED                    18

18.3 Lifestream hereby acknowledges and agree that RDG in no way whatsoever guarantees or warrants the accuracy of results obtained by using Cholesterol Test Strips that have been re-packaged and or re-worked, and or the calibration thereof

18.4 Each of RDG and Lifestream respectively represents and warrants that it is duly organized and validly existing and has full corporate power and authority to enter into this Agreement and that the execution, delivery and performance of this Agreement by it does not conflict with any agreement or understanding, oral or written, to which it is a party or by which it may be bound.

19       INDEMNIFICATION

19.1 RDG agrees to defend, indemnify and hold Lifestream harmless from and against all third-party claims, damages, losses, costs and expenses (with the exception of indirect, consequential or punitive damages), including reasonable attorney's fees, which Lifestream may incur to the extent that such claims arise or result from any Cholesterol Test Strips supplied by RDG hereunder which result in injury, illness or death of any person or damage to any property, except such claims arising or resulting from any Cholesterol Test Strips that have been re-packaged and or re-worked and or re-calibrated and except such claims as arise or result from the integration of the Cholesterol Test Strips, the Test Instrument Modules or the ROM-Keys in the Lifestream Product, such integration being the sole responsibility of Lifestream, RDG's breach of any of its representations or warranties under this Agreement or the gross negligence, recklessness or willful misconduct of RDG or its officers, employees or agents.

19.2 In no event shall RDG be liable under this Agreement for any failure of any Cholesterol Test Strip, *****-devices and or lancets for ***** or Test Instrument Module to meet their respective specifications due to improper use, storage, re-working, re-packaging, re-calibration or shipment of such Cholesterol Test Strips, *****-devices and/or lancets for *****.

19.3 Lifestream agrees to defend, indemnify and hold RDG harmless from and against all third-party claims, damages, losses, costs and expenses, including reasonable attorney's fees, which RDG may incur to the extent that such claims arise or result from improper sales by Lifestream in the OTC Market or the Professional Market, any representation made or warranty given by Lifestream to third parties with respect to the Cholesterol Test Strips or ***** or lancets for ***** (other than the labeling for the Cholesterol Test Strips or ***** or lancets for ***** as approved by the FDA or by RDG in writing and/or warranties or representations approved by RDG and given in accordance with this Agreement), any re-working and or re-packaging and or re-calibration of Cholesterol Test Strips, Lifestream's breach of any of its representations or warranties under this Agreement, the manufacture, sale or use of any product which is not supplied by RDG and which is sold or combined by Lifestream with the Lifestream Product or the integration of the Test Instrument Module or the Cholesterol Test Strips in the Lifestream Product which results in injury, illness or death of any person or damage to any property or patent infringement, or the gross negligence, recklessness or willful misconduct of Lifestream or Lifestream's officers, employees or agents.

*CONFIDENTIAL TREATMENT REQUESTED                    19

20       INSURANCE

Each party will maintain comprehensive general liability insurance covering the indemnification, defense, hold harmless, and other obligations of that party under this Agreement throughout the term of the Agreement.

21       CONFIDENTIALITY

21.1 Throughout the term of the Agreement and for a period of five years following the termination thereof, each party hereto agrees to hold in strict confidence and not disclose to any third party any and all information received by one party from the other pursuant to this Agreement including, but not limited to any technology, know-how, processes or patent application disclosed by the other or derived from information thus disclosed, trade secrets, inventions, ideas, data, manufacturing or finance matters. Each party furthermore agrees that it may only use such information received from the other to the extent required to accomplish the purposes of this Agreement and to restrict access to such information to persons entrusted to carry out the activities provided for hereunder who are subject to an analogous confidentiality obligation. Each party agrees to clearly mark as confidential any and all information which it makes available to the other party which the disposing party considers to be confidential. Each party furthermore agrees to reduce to writing any such confidential information which it discloses orally and to provide the receiving party with a copy thereof within thirty (30) days of the date of the oral disclosure.

21.2 The confidentiality obligations pursuant to clause 17.1 shall not apply to information which:

21.2.1   is in the public domain at the time of its disclosure;

21.2.2 is published or otherwise becomes part of the public domain through no fault of the receiving party or becomes available from a third party who has the right to disclose it;

21.2.3 was in the possession of the receiving party at the time of its disclosure as shown by prior written records;

21.2.4 was or will be independently developed by employees of the receiving party who had no access to the information disclosed; or

21.2.5 must be disclosed in accordance with applicable laws or in order to obtain Government Approval in accordance with the terms of this Agreement.

21.3 Neither party shall make any press release or other similar public announcement concerning the executed Agreement without the prior written consent of the other party hereto, such approval not to be unreasonably withheld, except as required by law. Approval will be deemed granted if no response is received by the proposing party within ten (10) working days of its delivery of a request for approval to the other

*CONFIDENTIAL TREATMENT REQUESTED                    20

22       TERM AND TERMINATION

22.1     This Agreement shall commence on the Effective Date and, subject to
         Section 20.2 and 20.3 shall remain in full force and effect for the term of the initial four (4) years period, starting January I, 2001 and ending December 31, 2004. Following this date, this Agreement shall be automatically renewed for additional terms of twelve months each unless written termination notice has been given by either party twelve months prior to the end of the initial period or any additional renewal term.


22.2 Either party has the right to terminate this Agreement at the end of the initial period (December 31, 2004) or at the end of each additional twelve months renewal term, by giving 12 months prior written notice to the other party.

22.3 If either party commits any material breach of this Agreement or becomes substantially unable to perform its obligations hereunder and fails to remedy any such breach or default within ninety (90) days after written notice thereof by the non-breaching party, the non-breaching party may, at its option, immediately terminate this Agreement by notice to such effect. For the avoidance of doubt, failure by Lifestream to comply with its obligation to purchase a minimum of ***** Cholesterol Test Strips in each twelve (12) months period during the term of this Agreement, starting with January I, 2001, shall constitute a material breach on the part of Lifestream and entitle RDG to terminate this Agreement in accordance with this clause 20.3.

22.4     Upon the termination of this Agreement, the following shall occur:

 22.4.1 At the termination date, Lifestream shall be free to issue a last and final Purchase Order for the supply of Cholesterol Test Strips, *****-devices and or lancets for *****, which last and final Purchase Order regarding *****-devices and or lancets for ***** shall be limited to the extent of the amount of *****-devices and or lancets for ***** that have been supplied by RDG to Lifestream during the last twenty-four (24) months prior to the issuing date of that last and final Purchase Order. The last and final Purchase Order regarding Cholesterol Test Strips shall be unlimited.

22.4.2 The license granted pursuant to Article 2 shall terminate, and Lifestream shall discontinue the development, marketing, sales and distribution of the Lifestream Product that utilizes the ROM-Key and or Test Instrument Module and or Cholesterol Test Strips after a sell-out period of twenty-four (24) months. Beyond that, Lifestream shall be entitled to sell its remaining inventory of Cholesterol Test Strips, *****-devices and lancets for ***** as ordered under this Agreement, including but not limited to the final Purchase Order.


*CONFIDENTIAL TREATMENT REQUESTED                    21

22.4.3 After termination neither party shall represent or hold itself out as being an authorized distributor or sales representative for the other party of any of the other party's products, or engage in any practices which might make it appear that such party is an authorized distributor or sales representative of the other party.

22.4.4 Each party shall return to the other or destroy, at the other party's instruction, all confidential information of the other party, with the exception of records required to be maintained to be in compliance with FDA regulations or other governmental requirements, including advertising matter.

22.4.5 The rights of either party which may have accrued up to the date of termination shall not be affected by any such termination, and the provisions concerning Indemnification, Confidentiality, Governing Law and Jurisdiction and Miscellaneous, including this provision concerning the Survival of Provisions, shall remain valid notwithstanding any termination.

23       GOVERNING LAW AND JURISDICTION

This Agreement shall be construed in accordance with and governed by the laws of the Federal Republic of Germany without regard to and excluding the provisions of the 1980 UN Convention on Contracts for the International Sale of Goods. The parties hereby submit to the exclusive jurisdiction of the courts of Mannheim, Federal Republic of Germany.



24       MISCELLANEOUS

24.1 The parties' obligations under the Agreement will not be assignable to third parties without the prior written consent of RDG.

24.2 This Agreement, together with the schedules attached hereto, embodies the final, complete and exclusive understanding between the parties, and replaces and supersedes all previous agreements, understandings or arrangements between the parties with respect to its subject matter including but not limited to the License and Supply Agreement between the Parties, as of I October 1997. No modification or waiver of any terms or conditions hereof shall have any force or effect unless such modification or waiver is agreed to in writing by both parties.

*CONFIDENTIAL TREATMENT REQUESTED                    22

24.3 Neither party shall be liable to the other for its failure to perform any of its obligations under this Agreement during any period in which such performance is delayed because of or rendered impracticable or impossible due to, circumstances beyond its reasonable control, including, but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion, sabotage or failure to obtain supplies of components necessary to perform obligations hereunder upon commercially reasonable terms, provided that the party experiencing the delay promptly notifies the other of the delay.

24.4 Any notice required or permitted to be given under or in connection with this Agreement or the subject matter hereof shall be given by courier, first class air mail or telefax to the recipient at the following address, or to any other address as may have been furnished in writing by the recipient to the sending party for such purposes. Any such aforementioned notice or request shall be effective upon receipt by the party to which it is addressed, provided that any notice sent by courier or first class air mail shall be deemed received within seven working days of posting and any notice sent by telefax shall be deemed received within one working day of being telefaxed, as the case may be.

 Roche Diagnostics GmbH:          Roche Diagnostics GmbH
                                  Patient Care
                                  Sandhofer Strasse 116
                                  D- 68298 Mannheim
                                  Germany
                                  Attention Product Marketing - Point of Care
                                  Telephone: ***
                                  Facsimile:  ***

 With copy to:                    Legal Counsel, Patient Care
                                  Telephone: ***
                                  Facsimile:  ***


 Lifestream:                     Lifestream Technologies, Inc.
                                 510 Clearwater Loop
                                 Suite 101
                                 Post Falls
                                 Idaho 83854
                                 United States of America
                                 Attention: Mr. Christopher T. Maus, President
                                 Telephone: ***
                                 Facsimile: ***

 With copy to:                   Elsaesser Jarzabek Anderson Marks & Elliott
                                 Chartered Attorneys-At-Law
                                 Mr. Ford Elsaesser
                                 Lake Plaza Building
                                 123 South Third Avenue
                                 P.O. Box 1049
                                 Sandpoint, Idaho 83864-0855
                                 Fax: ***
                                 Telephone: ***

*CONFIDENTIAL TREATMENT REQUESTED                    23

24.5 Failure by one of the parties to this Agreement to assert its rights arising from any breach of this Agreement shall not be deemed a waiver of such rights nor shall any such waiver be implied upon acceptance of any prepayment. The rights and remedies specified herein, except those rights and remedies which are specified as exclusive, are in addition to and shall not restrict any other right or remedy either party may have at law.

24.6 All stipulations contained in this Agreement shall be so construed as not to infringe the provisions of any applicable laws, but if any such stipulation does infringe any such provision, the same shall be deemed to be void and severable and shall be replaced by an appropriate provision conforming to such law and reflecting the economic intentions of the parties hereto, and this shall not effect the validity of the remainder of this Agreement. In the event that the terms and conditions of this Agreement are materially altered as a result, the parties shall renegotiate the terms and conditions of this Agreement in order to resolve any inequities.

24.7 Each party is acting as an independent contractor of the other under the terms of this Agreement. Neither party is, nor shall it be deemed to be, an employee, agent or legal representative of the other for any purpose. Neither party shall be entitled to enter into any contracts in the name of, or on behalf of the other, nor shall either party be entitled to pledge the credit of the other in any way or hold itself out as having authority to do so.



25       LIST OF SCHEDULES

         Schedule 1: Supply Price List
         Schedule 2: Test Instrument Module Specifications



*CONFIDENTIAL TREATMENT REQUESTED                    24

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers.

 Signed for and on behalf of                    Signed for and on behalf of

 ROCHE DIAGNOSTICS GMBH                         LIFESTREAM TECHNOLOGIES, INC.
                 i.V.

/s/ S. Ek               /s/ N. Grzibek          /s/ Christopher T. Maus

S. Ek                    N. Grzibek             Christopher T. Maus

Mannheim, December 12, 2000


*  CONFIDENTIAL TREATMENT REQUESTED                 25

                                   SCHEDULE 1


1.     Supply Price List
------------------------

 Product                                         Price (FCA Mannheim; European Incoterms 2000)

 Cholesterol Test Strip
 Cat. No.: 1454412-001;                          US $ ***  per vial containing 25 strips

 Softclix(R)II
 Bulk of 500 devices                             US $ ***
 Cat. No.: 3009297-001

 Lancets for Softclix(R)II
 Bulk of 5,000 lancets                           US $ ***
 Cat. No.: 1623486


2.     License Fee
------------------

 Test Instrument Module                          US $ *** per module
 (masked version/one time programmable
 microcontroller version)

*CONFIDENTIAL TREATMENT REQUESTED

                                   SCHEDULE 2

Test Instrument Module Specifications

The Test Instrument Module is based on the current RDG product known as the ***** printed circuit board.

Hardware Configuration

The Test Instrument Module will consist of:
o A FR-4 circuit board, SMT and through-hole electronics, and optics, with an injection comolded black and clear plastic "Optic Cover" with coating, mechanically attached.
o        An unattached part: "the reagent strip holder".
o OTP (one time programmable) memory component until such time as RDG determines that an acceptable masked version is available to it, from which time a masked microcontroller will be included instead.
o Anti-static bulk packaging of a mutually acceptable configuration (Test Instrument Module).
o        "Bag and Talk" bulk packaging (strip holder).

NOT included are:

o        The conductive elastomer keypad switches
o The black plastic ROM-KEY guide and it's mounting screws o Piezio electric beeper or it's connectors
o        LCD glass, conductive connector and clear plastic window
o        Battery contacts, unless required for B/M quality assurance procedures
o All plastic enclosure, keypad parts and labeling with the exception of the loose "strip holder" mentioned above

Software Configuration

The Test Instrument Module will contain software:

o Which will utilize the current ***** whole blood cholesterol reagent strip.
o        Which will match the separate ROM-KEY for the same chemistry.

System Performance, manufacturing and quality assurance standards

The Test Instrument Module is expected to meet the performance and quality assurance requirements of the ***** as specified in existing RDG procedures currently supporting serial production and sales to the public.

Final calibration and testing, ATP (Acceptance Test Procedure) will utilize RDG's current ***** process and system.

*CONFIDENTIAL TREATMENT REQUESTED